                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                                    Determination Date: 09/16/04
                                                     Collection Period: 08/31/04
                                                          Payment Date: 09/20/04

I. AVAILABLE FUNDS

   A. Available Pledged Revenues

      a.  Scheduled Payments Received                                          $29,132,124.36
      b.  Liquidation Proceeds Allocated to Owner Trust                          1,309,613.11
      c.  Required Payoff Amounts of Prepaid Contracts                             553,875.57
      d.  Required Payoff Amounts of Purchased Contracts                                 0.00
      e.  Proceeds of Clean-up Call                                                      0.00
      f.  Investment Earnings on Collection Account and Note
          Distribution Account                                                           0.00
                                                                               --------------
                       Total Available Pledged Revenues =                      $30,995,613.04

   B. Determination of Available Funds

      a.  Total Available Pledged Revenues                                     $30,995,613.04
      b.  Servicer Advances                                                      2,049,597.44
      c.  Recoveries of  prior Servicer Advances                                (2,558,450.14)
      d.  Withdrawal from Cash Collateral Account                                  948,665.23
                                                                               --------------
                       Total Available Funds =                                 $31,435,425.57
                                                                               ==============
II. DISTRIBUTION AMOUNTS

   A. COLLECTION ACCOUNT DISTRIBUTIONS

       1. Servicing Fee                                                            461,446.84

       2. Class A-1 Note Interest Distribution                    124,428.32
          Class A-1 Note Principal Distribution                27,474,481.01
             Aggregate Class A-1 distribution                                   27,598,909.33

       3. Class A-2 Note Interest Distribution                    192,500.00
          Class A-2 Note Principal Distribution                         0.00
             Aggregate Class A-2 distribution                                      192,500.00

       4. Class A-3 Note Interest Distribution                    632,500.00
          Class A-3 Note Principal Distribution                         0.00
             Aggregate Class A-3 distribution                                      632,500.00

       5. Class A-4 Note Interest Distribution                    128,430.00
          Class A-4 Note Principal Distribution                         0.00
             Aggregate Class A-4 distribution                                      128,430.00

       6. Class B Note Interest Distribution                       33,162.65
          Class B Note Principal Distribution                     819,022.47
             Aggregate Class B distribution                                        852,185.12

       7. Class C Note Interest Distribution                       19,380.77
          Class C Note Principal Distribution                     446,739.53
             Aggregate Class C distribution                                        466,120.30

       8. Class D Note Interest Distribution                       60,941.75
          Class D Note Principal Distribution                   1,042,392.23
             Aggregate Class D distribution                                      1,103,333.98

       9. Deposit to the Cash Collateral Account                                         0.00

      10. Amounts in accordance with the CCA Loan Agreement                              0.00

      11. Remainder to the holder of the equity certificate                              0.00
                                                                               --------------
                       Collection Account Distributions =                       31,435,425.57
                                                                               ==============
   B. CASH COLLATERAL ACCOUNT DISTRIBUTIONS

      1.  Payment due on the Senior Loan                                         1,572,279.51

      2.  Payment due on the Holdback                                                    0.00

      3.  Payment to the Depositor                                                       0.00
                                                                               --------------
                       Cash Collateral Account Distributions =                   1,572,279.51
                                                                               ==============
   C. INCORRECT DEPOSITS TO BE RETURNED TO CIT
                       Collection Account Distributions =                                0.00
                                                                               ==============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

          ---------------------------------------------------------------------------------
                Distribution            Class A-1      Class A-2    Class A-3     Class A-4
                   Amounts                Notes          Notes        Notes         Notes
          ---------------------------------------------------------------------------------
      1.         Interest Due             124,428.32   192,500.00   632,500.00   128,430.00
      2.         Interest Paid            124,428.32   192,500.00   632,500.00   128,430.00
      3.      Interest Shortfall                0.00         0.00         0.00         0.00
                ((1) minus (2))
      4.        Principal Paid         27,474,481.01         0.00         0.00         0.00

      5.   Total Distribution Amount   27,598,909.33   192,500.00   632,500.00   128,430.00
                ((2) plus (4))

          -----------------------------------------------------------------------------------
                Distribution            Class B      Class C       Class D      Total Offered
                   Amounts               Notes        Notes         Notes           Notes
          -----------------------------------------------------------------------------------
      1.         Interest Due           33,162.65    19,380.77      60,941.75    1,191,343.49
      2.         Interest Paid          33,162.65    19,380.77      60,941.75    1,191,343.49
      3.      Interest Shortfall             0.00         0.00           0.00            0.00
                ((1) minus (2))
      4.        Principal Paid         819,022.47   446,739.53   1,042,392.23   29,782,635.24

      5.   Total Distribution Amount   852,185.12   466,120.30   1,103,333.98   30,973,978.73
                ((2) plus (4))

IV. Information Regarding the Securities

   A  Summary of Balance Information

          ---------------------------------------------------------------------------------------------------
                             Applicable   Principal Balance   Class Factor   Principal Balance   Class Factor
                               Coupon          Sep-04            Sep-04           Aug-04            Aug-04
               Class            Rate        Payment Date      Payment Date      Payment Date     Payment Date
          ---------------------------------------------------------------------------------------------------
      a.   Class A-1 Notes     1.1200%       101,541,060.37      0.32650       129,015,541.38       0.41484
      b.   Class A-2 Notes     1.5400%       150,000,000.00      1.00000       150,000,000.00       1.00000
      c.   Class A-3 Notes     2.2000%       345,000,000.00      1.00000       345,000,000.00       1.00000
      d.   Class A-4 Notes     2.7000%        57,080,000.00      1.00000        57,080,000.00       1.00000
      e.    Class B Notes      1.9600%        19,484,638.66      0.75727        20,303,661.13       0.78910
      f.    Class C Notes      2.1000%        10,627,984.72      0.75752        11,074,724.25       0.78936
      g.    Class D Notes      2.8300%        24,798,631.02      0.75729        25,841,023.25       0.78913

      h.   Total Offered Notes               708,532,314.77                    738,314,950.01

   B  Other Information

      -------------------------------------------------------
                            Scheduled           Scheduled
                        Principal Balance   Principal Balance
                             Sep-04               Aug-04
           Class          Payment Date         Payment Date
      -------------------------------------------------------
      Class A-1 Notes     113,116,312.42      141,387,183.68

      -----------------------------------------------------------------------------------------
                                   Target           Class            Target           Class
                             Principal Balance      Floor       Principal Amount      Floor
                   Class           Sep-04           Sep-04           Aug-04           Aug-04
       Class    Percentage      Payment Date     Payment Date     Payment Date     Payment Date
      -----------------------------------------------------------------------------------------
      Class A     92.25%      653,621,060.38                     681,095,541.38
      Class B      2.75%       19,484,638.66         0.00         20,303,661.13        0.00
      Class C      1.50%       10,627,984.72         0.00         11,074,724.25        0.00
      Class D      3.50%       24,798,631.02         0.00         25,841,023.25        0.00

V. PRINCIPAL

   A. MONTHLY PRINCIPAL AMOUNT

      1.   Principal Balance of Notes and Equity Certificates   738,314,950.01
           (End of Prior Collection Period)

      2.   Contract Pool Principal Balance (End of Collection
           Period)                                              708,532,314.77
                                                                --------------
              Total monthly principal amount                     29,782,635.24

   B. PRINCIPAL BREAKDOWN

                                                            No. of Accounts
                                                            ---------------
      1.   Scheduled Principal                                   61,032       26,799,163.91
      2.   Prepaid Contracts                                        107          552,596.13
      3.   Defaulted Contracts                                      203        2,430,875.20
      4.   Contracts purchased by CIT Financial USA, Inc.             0                0.00
                                                                 ------       -------------
           Total Principal Breakdown                             61,342       29,782,635.24

VI. CONTRACT POOL DATA

   A. CONTRACT POOL CHARACTERISTICS

                                             ------------------------------------------------
                                                Original          Sep-04           Aug-04
                                                  Pool         Payment Date     Payment Date
                                             ------------------------------------------------
      1.   a.  Contract Pool Balance         935,586,370.00   708,532,314.77   738,314,950.01
           b.  No of Contracts                       62,780           61,032           61,342
           c.  Pool Factor

      2.   Weighted Average Remaining Term            36.90            31.35            32.61

      3.   Weighted Average Original Term             44.00

   B. DELINQUENCY INFORMATION

                                           ----------------------------------------------------------------
                                                       % of Aggregate
                                             % of      Required Payoff       No. Of      Aggregate Required
                                           Contracts       Amount           Accounts       Payoff Amounts
                                           ----------------------------------------------------------------
      1.  Current                            96.33%         97.41%              58,790     694,790,601.53
          31-60 days                          2.00%          1.59%               1,222      11,357,949.55
          61-90 days                          0.75%          0.55%                 458       3,917,599.78
          91-120 days                         0.36%          0.16%                 220       1,141,536.90
          120+ days                           0.56%          0.29%                 342       2,068,208.80

          Total Delinquency                 100.00%        100.00%              61,032     713,275,896.56

      2.  Delinquent Scheduled Payments:

          Beginning of Collection Period                                  5,252,434.49
          End of Collection Period                                        4,743,581.79
                                                                         -------------
          Change in Delinquent Scheduled Payments                          (508,852.70)

   C. DEFAULTED CONTRACT INFORMATION

      1.  Required Payoff Amount on Defaulted Contracts                   2,430,875.20
      2.  Liquidation Proceeds received                                   1,309,613.11
                                                                         -------------
      3.  Current Liquidation Loss Amount                                 1,121,262.09

      4.  Cumulative Liquidation Losses to date                           3,370,102.49

          % of Initial Contracts                                                 1.392%
          % of Initial Contract Pool Balance                                     0.360%

VII. MISCELLANEOUS INFORMATION

   A. SERVICER ADVANCE BALANCE

      1.  Opening Servicer Advance Balance                                5,252,434.49
      2.  Current Period Servicer Advance                                 2,049,597.44
      3.  Recoveries of prior Servicer Advances                          (2,558,450.14)
                                                                         -------------
      4.  Ending Servicer Advance Balance                                 4,743,581.79

   B. CASH COLLATERAL ACCOUNT

      1.  Opening Cash Collateral Account                                                60,910,983.38

      2.  Deposit from the Collection Account                                                     0.00

      3.  Withdrawals from the Cash Collateral Account                                     (948,665.23)

      4.  Ending Cash Collateral Account Balance before Distributions                    60,026,195.48

      5.  Required Cash Collateral Account Amount                                        58,453,915.97

      6.  Cash Collateral Account Surplus                                                 1,572,279.51

      7.  Investment Earnings                                                                63,877.33

      8.  Distribution of CCA
          a.  Senior Loan Interest                                                          (63,877.33)
          b.  Senior Loan Principal                                                      (1,508,402.18)
          c.  Holdback Amount Interest                                                            0.00
          d.  Holdback Amount Principal                                                           0.00
                                                                                         -------------
                 Total Distribution                                                      (1,572,279.51)

      9.  Ending Cash Collateral Account Balance after Distributions                     58,453,915.97

   C. OTHER RELATED INFORMATION

      1.  Discount Rate                                                                         2.8380%

      2.  Life to Date Prepayment (CPR)                                                         6.6826%

      3.  Life to Date Substitutions:

          a.  Prepayments                                                         0.00

          b.  Defaults                                                            0.00

          -------------------------------------------------------------------------
                                                         Sep-04          Aug-04
                            Item                      Payment Date    Payment Date
          -------------------------------------------------------------------------
      4.  a.  Senior Loan                             16,959,838.00   18,468,240.18
          b.  Holdback Amount                         42,101,386.65   42,101,386.65

      5.  Applicable Rates for the Interest Period:
          a.  Libor Rate for the Interest Period             1.6000%
          b.  Senior Loan Interest Rate                      5.1000%
          c.  Holdback Amount Interest Rate                  7.6000%

6.  DELINQUENCY, NET LOSSES AND CPR HISTORY

      --------------------------------------------------------------------------------------------------
                          % of                  % of                   % of                  % of
                        Aggregate             Aggregate              Aggregate             Aggregate
                     Required Payoff       Required Payoff        Required Payoff       Required Payoff
                         Amounts               Amounts                Amounts               Amounts
      Collection
        Periods    31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due
      --------------------------------------------------------------------------------------------------
       08/31/04           1.59%                 0.55%                  0.16%              0.29%
       07/31/04           1.71%                 0.43%                  0.19%              0.34%
       06/30/04           1.67%                 0.45%                  0.24%              0.39%
       05/31/04           1.94%                 0.45%                  0.29%              0.35%
       04/30/04           1.64%                 0.45%                  0.23%              0.20%
       03/31/04           1.57%                 0.54%                  0.29%              0.01%
       02/29/04           3.16%                 0.52%                  0.00%              0.00%
      --------------------------------------------------------------------------------------------------

      ------------------------------------------------------
      Collection    Cumulative Net     Monthly Net
         Month      Loss Percentage      Losses      LTD CPR
      ------------------------------------------------------
       August-04        0.360%        1,121,262.09    6.68%
        July-04         0.240%         806,002.64     7.09%
        June-04         0.154%         721,869.54     7.72%
        May-04          0.077%         354,449.23     7.40%
       April-04         0.039%         209,238.42     9.16%
       March-04         0.017%         157,280.57    10.43%
      February-04       0.000%            0.00        8.50%
      ------------------------------------------------------